Schedule 13E-4 Exhibit (g)(1)

                       BANKUNITED FINANCIAL CORPORATION
                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                PAGE
                                                                             ---------

Report of Independent Certified Public Accountants ........................      54

Consolidated Statements of Financial Condition as of September 30, 1996
and September 30, 1995 ....................................................      55

Consolidated Statements of Operations for the Years Ended
September 30, 1996, 1995 and 1994 .........................................      56

Consolidated Statements of Stockholders' Equity for the Years Ended
September 30, 1996, 1995 and 1994 .........................................      57

Consolidated Statements of Cash Flows for the Years Ended
September 30, 1996, 1995 and 1994 .........................................      59

Notes to Consolidated Financial Statements ................................      61

Unaudited Pro Forma Condensed Combined Financial Statements  ..............      88


              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of BankUnited Financial Corporation:

   In our opinion, the accompanying consolidated statements of financial condition and the related consolidated statements of operations, of stockholders' equity, and of cash flows present fairly, in all material respects, the financial position of BankUnited Financial Corporation and its subsidiaries at September 30, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

   As discussed in Notes 1 and 15 to the consolidated financial statements, the Company changed its method of accounting for income taxes as of October 1, 1993.

PRICE WATERHOUSE LLP


Miami, Florida
November 4, 1996, except as to Note 18,
 which is as of November 15, 1996

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                                     SEPTEMBER 30,
                                                                               ------------------------
                                                                                   1996         1995
                                                                               ----------- -----------
                                                                                (DOLLARS IN THOUSANDS)
ASSETS
Cash ........................................................................    $  5,483     $  2,517
Federal Home Loan Bank overnight deposits ...................................      28,253       31,813
Federal funds sold ..........................................................         400          400
Tax certificates, (net of reserves of $614 and $569 at September 30, 1996
  and 1995, respectively) ...................................................      40,088       39,544
Investments held to maturity, (market value of approximately $11 and $4,686
  at September 30, 1996 and 1995, respectively) .............................          11        4,686
Investments available for sale, at market ...................................       6,685           --
Mortgage-backed securities held to maturity, (market value of approximately
  $14,274 and $50,670 at September 30, 1996 and 1995, respectively) .........      14,698       50,934
Mortgage-backed securities available for sale, at market ....................      55,467        2,064
Loans receivable, net .......................................................     646,385      453,134
Mortgage loans held for sale (market value of approximately $217 at
  September 30, 1995) .......................................................          --         216
Other interest earning assets ...............................................      12,225       12,325
Office properties and equipment, net ........................................       2,608        2,119
Real estate owned, net ......................................................         632        1,453
Accrued interest receivable .................................................       7,023        5,573
Prepaid expenses and other assets ...........................................       4,402        1,637
                                                                               ----------  -----------
  Total assets ..............................................................    $824,360     $608,415
                                                                               ==========  ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
 Deposits ...................................................................    $506,106     $310,074
 Advances from Federal Home Loan Bank .......................................     237,000      241,000
 Subordinated notes .........................................................         775          775
 Interest payable (primarily on deposits and advances from Federal Home Loan
   Bank) ....................................................................       1,244        1,169
 Advance payments by borrowers for taxes and insurance ......................       4,292        3,732
 Accrued expenses and other liabilities .....................................       5,832        5,920
                                                                               ----------  -----------
  Total liabilities .........................................................     755,249      562,670
                                                                               ----------  -----------
Commitments and contingencies (Notes 6 and 16)
Stockholders' equity:
 Preferred stock, Series B, C, C-II, 1993 and 9%, $0.01 par value.
   Authorized shares--10,000,000; issued and outstanding shares--2,664,547
   and 2,679,107 at September 30, 1996 and 1995, respectively ...............          27           27
 Class A Common Stock, $.01 par value. Authorized shares--15,000,000; issued and outstanding shares--5,454,201 and 1,835,170 at September 30, 1996 and
   1995, respectively .......................................................          54           18
 Class B Common Stock, $.01 par value. Authorized shares--3,000,000; issued and outstanding shares--251,515 and 232,324 at September 30, 1996 and
   1995, respectively .......................................................           3            2
Additional paid-in capital ..................................................      62,055       38,835
Retained earnings ...........................................................       7,279        6,838
Net unrealized (losses) gains on securities available for sale, net of tax  .        (307)          25
                                                                               ----------  -----------
  Total stockholders' equity ................................................      69,111       45,745
                                                                               ----------  -----------
  Total liabilities and stockholders' equity ................................    $824,360     $608,415
                                                                               ==========  ===========

         See accompanying notes to consolidated financial statements.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                 FOR THE YEARS ENDED
                                                                                    SEPTEMBER 30,
                                                                         ----------------------------------
                                                                            1996        1995         1994
                                                                         ---------- ----------  -----------
                                                                               (DOLLARS IN THOUSANDS,
                                                                             EXCEPT EARNINGS PER SHARE)
Interest income:
 Interest and fees on loans ...........................................    $41,313     $30,171     $23,513
 Interest on mortgage-backed securities ...............................      4,250       4,093       2,308
 Interest on short-term investments ...................................      2,359       1,491         803
 Interest and dividends on long-term investments and other
   interest-earning assets ............................................      4,210       3,664       3,797
                                                                         ---------- ----------  ----------
  Total interest income ...............................................     52,132      39,419      30,421
                                                                         ---------- ----------  ----------
Interest expense:
 Interest on deposits .................................................     20,791      17,849      11,344
 Interest on borrowings ...............................................     13,831       8,456       4,951
                                                                         ---------- ----------  ----------
  Total interest expense ..............................................     34,622      26,305      16,295
                                                                         ---------- ----------  ----------
 Net interest income before provision (credit) for loan losses  .......     17,510      13,114      14,126
Provision (credit) for loan losses ....................................       (120)      1,221       1,187
                                                                         ---------- ----------  ----------
 Net interest income after provision (credit) for loan losses  ........     17,630      11,893      12,939
                                                                         ---------- ----------  ----------
Non-interest income:
 Service fees .........................................................        597         423         358
 Gain on sale of loans and mortgage-backed securities .................          5         239         150
 Gain (loss) on sale of other assets ..................................         (6)      9,569          --
 Other ................................................................         53           6          46
                                                                         ---------- ----------  ----------
  Total non-interest income ...........................................        649      10,237         554
                                                                         ---------- ----------  ----------
Non-interest expenses:
 Employee compensation and benefits ...................................      4,275       3,997       3,372
 Occupancy and equipment ..............................................      1,801       1,727       1,258
 Insurance ............................................................      3,610       1,027         844
 Professional fees--legal and accounting ..............................        929       1,269         833
 Data processing ......................................................        340         356         335
 Loan servicing expense ...............................................        979         765         672
 Real estate owned operations .........................................         73         559         230
 Other operating expenses .............................................      2,029       2,449       2,342
                                                                         ---------- ----------  ----------
  Total non-interest expenses .........................................     14,036      12,149       9,886
                                                                         ---------- ----------  ----------
  Income before income taxes and cumulative effect of change in
    accounting principle ..............................................      4,243       9,981       3,607
Income taxes ..........................................................      1,657       3,741       1,133
                                                                         ---------- ----------  ----------
  Income before cumulative effect of change in accounting principle
    and preferred stock dividends .....................................      2,586       6,240       2,474
Cumulative effect of change in accounting principle ...................         --          --         195
                                                                         ---------- ----------  ----------
  Net income before preferred stock dividends .........................      2,586       6,240       2,279
Preferred stock dividends of BankUnited, FSB ..........................         --          --         198
Preferred stock dividends of the Company ..............................      2,145       2,210       1,871
                                                                         ---------- ----------  ----------
  Net income after preferred stock dividends ..........................    $   441     $ 4,030     $   210
                                                                         ========== ==========  ==========
Primary earnings per share before cumulative effect of change in
  accounting principle ................................................    $  0.10     $  1.77     $  0.19
Expense from change in accounting principle ...........................         --          --        0.09
                                                                         ---------- ----------  ----------
Primary earnings per share ............................................    $  0.10     $  1.77     $  0.10
                                                                         ========== ==========  ==========
Fully diluted earnings per share before cumulative effect of change in
  accounting principle ................................................    $  0.10     $ 01.26     $  0.19
Expense from change in accounting principle ...........................         --          --        0.09
                                                                         ---------- ----------  ----------
Fully diluted earnings per share ......................................    $  0.10     $  1.26     $  0.10
                                                                         ========== ==========  ==========

         See accompanying notes to consolidated financial statements.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
            FOR THE YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994
                            (DOLLARS IN THOUSANDS)


                                                               CLASS A
                                                                COMMON
                                       PREFERRED STOCK          STOCK
                                   -----------------------  ------------
                                      SHARES       AMOUNT       SHARES
                                   ------------ ---------  -------------
Balance at September 30, 1993  ..    1,529,107      $16       1,721,325
 Underwritten public offering of
   the Company's preferred stock
   Series 9% ....................    1,150,000       11              --
 Issuance costs of the Company's
   preferred stock, Series 9% ...           --       --              --
 Issuance of Class A and Class B
   Common Stock .................           --       --          57,179
 Conversion of Class B
   Common Stock to Class A Common
   Stock ........................           --       --           8,514
 Payment of dividends on
   Company's preferred stock ....           --       --              --
 Payment of dividends on
   BankUnited, FSB's
   noncumulative
   preferred stock ..............           --       --              --
 Dividend payment of $.075 per
   Class A Common Stock and $.03
   per Class B Common Stock .....           --       --              --
 Net income for the year ended
   September 30, 1994 ...........           --       --              --
                                   ------------ ---------  ------------
Balance at September 30, 1994  ..    2,679,107       27       1,787,018
 Issuance of Class A and Class B
   Common Stock .................           --       --          22,418
 Conversion of Class B
   Common Stock to Class A Common
   Stock ........................           --       --             742
 Payment of dividends on
   Company's preferred stock ....           --       --          24,992
 Net unrealized gain on
   investments available
   for sale .....................           --       --              --
 Net income for the year ended
   September 30, 1995 ...........           --       --              --
                                   ------------ ---------  ------------
Balance at September 30, 1995  ..    2,679,107       27       1,835,170

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                                               UNREALIZED
                                                                                                GAIN ON
                                               CLASS B                                         SECURITIES
                                             COMMON STOCK                                       AVAILABLE          TOTAL
                                   -------------------------------     PAID-IN    RETAINED      FOR SALE,       STOCKHOLDERS'
                                     AMOUNT     SHARES     AMOUNT      CAPITAL    EARNINGS      NET OF TAX         EQUITY
                                   --------- ----------  ---------   -----------  -----------  -------------     ---------
Balance at September 30, 1993  ..     $17       215,765       $ 2      $27,503      $ 2,735         $--           $30,273
 Underwritten public offering of
   the Company's preferred stock
   Series 9% ....................      --            --        --       11,489           --          --            11,500
 Issuance costs of the Company's
   preferred stock, Series 9% ...      --            --        --         (876)          --          --              (876)
 Issuance of Class A and Class B
   Common Stock .................       1         7,583        --          297           --          --               298
 Conversion of Class B
   Common Stock to Class A Common
   Stock ........................      --        (8,514)       --           --           --          --                --
 Payment of dividends on
   Company's preferred stock ....      --            --        --           --       (1,871)         --            (1,871)
 Payment of dividends on
   BankUnited, FSB's
   noncumulative
   preferred stock ..............      --            --        --           --         (198)         --              (198)
 Dividend payment of $.075 per
   Class A Common Stock and $.03
   per Class B Common Stock .....      --            --        --           --         (137)         --              (137)
 Net income for the year ended
   September 30, 1994 ...........      --            --        --           --        2,279          --             2,279
                                   ------    ----------  --------    ---------  -----------   ---------    --------------
Balance at September 30, 1994  ..      18       214,834         2       38,413        2,808          --            41,268
 Issuance of Class A and Class B
   Common Stock .................      --        18,232        --          222           --          --               222
 Conversion of Class B
   Common Stock to Class A Common
   Stock ........................      --          (742)       --           --           --          --                --

                               57

                                                                                               UNREALIZED
                                                                                                GAIN ON
                                               CLASS B                                         SECURITIES
                                             COMMON STOCK                                       AVAILABLE          TOTAL
                                   -------------------------------     PAID-IN    RETAINED      FOR SALE,       STOCKHOLDERS'
                                     AMOUNT     SHARES     AMOUNT      CAPITAL    EARNINGS      NET OF TAX         EQUITY
                                    --------- ----------  ---------   -----------  -----------  -------------  ------------
 Payment of dividends on
   Company's preferred stock ....      --           --      --          200       (2,210)         --            (2,010)
 Net unrealized gain on
   investments available
   for sale .....................      --           --      --           --           --          25                25
 Net income for the year ended
   September 30, 1995 ...........      --           --      --           --        6,240          --             6,240
                                   ------    ---------   -----        -------    -------     -------         ---------
Balance at September 30, 1995  ..      18      232,324       2         38,835      6,838          25            45,745


(TABLE CONTINUED ON NEXT PAGE)

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY--(CONTINUED)
            FOR THE YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994
                            (DOLLARS IN THOUSANDS)


                                                             CLASS A
                                                              COMMON
                                     PREFERRED STOCK          STOCK
                                 -----------------------  ------------
                                    SHARES       AMOUNT       SHARES
                                 ------------ ---------  ------------
 Conversion of Preferred Stock
   to Common Stock Class A ....      (14,560)      --         21,340
 Issuance of Class A and Class
   B Common Stock .............           --       --         25,210
 Underwritten public offering
   of the Company's Common
   Class A, net ...............           --       --      3,565,000
 Payment of dividends on the
   Company's Preferred Stock ..           --       --          7,481
 Net change in unrealized loss
   on investments available
   for sale ...................           --       --             --
 Net income for the year ended
   September 30, 1996 .........           --       --             --
                                 -----------  -------      ---------
Balance at September 30, 1996      2,664,547      $27      5,454,201
                                 ===========  =======      =========


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                                                                               UNREALIZED
                                                                                                GAIN ON
                                               CLASS B                                         SECURITIES
                                             COMMON STOCK                                       AVAILABLE          TOTAL
                                   -------------------------------     PAID-IN    RETAINED      FOR SALE,       STOCKHOLDERS'
                                     AMOUNT     SHARES     AMOUNT      CAPITAL    EARNINGS      NET OF TAX         EQUITY
                                    --------- ----------  ---------   -----------  -----------  -------------     ------------
 Conversion of Preferred Stock
   to Common Stock Class A ....      --           --       --          --            --             --                   --
 Issuance of Class A and Class
   B Common Stock .............      --       19,191        1          330           --             --                  331
 Underwritten public offering
   of the Company's Common
   Class A, net ...............      36           --       --       22,831           --             --               22,867
 Payment of dividends on the
   Company's Preferred Stock ..      --           --       --           59       (2,145)            --               (2,086)
 Net change in unrealized loss
   on investments available
   for sale ...................      --           --       --           --           --           (332)                (332)
 Net income for the year ended
   September 30, 1996 .........      --           --       --           --        2,586             --                2,586
                                 ------    ---------   ------    ---------    ---------      ---------          -----------
Balance at September 30, 1996       $54      251,515      $ 3      $62,055      $ 7,279          $(307)             $69,111
                                 ======    =========   ======    =========    =========      =========          ===========

   The beginning balance at September 30, 1993 of each series of the Company's preferred stock were as follows:

                   SHARES       AMOUNT
                ------------ ---------
Series A .....       55,000      $ 1
Series B .....      142,378        2
Series C .....      363,636        4
Series C-II  .      222,223        2
Series 1993  .      745,870        7
                -----------  -------
  Total ......    1,529,107      $16
                ===========  =======


   The ending balance at September 30, 1996 of Preferred Stock were as follows:


                   SHARES       AMOUNT
                ------------ ---------
Series B .....      183,818      $ 2
Series C .....      363,636        4
Series C-II  .      222,223        2
Series 1993  .      744,870        7
Series 9% ....    1,150,000       12
                -----------  -------
  Total ......    2,664,547      $27
                ===========  =======


   Effective September 30, 1995, the Series A Preferred Stock was exchanged for Series B Preferred Stock.

         See accompanying notes to consolidated financial statements.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                           FOR THE YEARS ENDED
                                                                              SEPTEMBER 30,
                                                                ----------------------------------------
                                                                    1996          1995           1994
                                                                ------------ ------------  ------------
                                                                         (DOLLARS IN THOUSANDS)
Cash flows from operating activities:
Net income ...................................................    $   2,586     $  6,240      $   2,279
Adjustments to reconcile net income to net cash provided by
  (used in) operating activities:
   Provision (credit) for loan losses ........................         (120)       1,221          1,187
 Provision for losses on tax certificates ....................           76          484             85
 Depreciation and amortization ...............................          674          526            308
 Amortization of discounts and premiums on investments  ......           20            3             32
 Amortization of discounts and premiums on
   mortgage-backed securities ................................          144           84             92
 Amortization of discounts and premiums on loans  ............       (2,332)        (784)           138
 Loans originated for sale ...................................       (4,141)      (2,376)       (12,387)
 Increase in accrued interest receivable .....................       (1,239)        (320)          (859)
 Increase in interest payable on deposits and FHLB advances  .           31          685             61
 Increase (decrease) in accrued expenses .....................          213          (68)           121
 Increase (decrease) in accrued taxes ........................       (2,960)       3,065           (547)
 Increase (decrease) in deferred taxes .......................         (469)          33           (174)
 Increase (decrease) in other liabilities ....................        2,841        1,763           (800)
 (Increase) decrease in prepaid expenses and other assets  ...         (224)         566           (962)
 Gain on sales of mortgage-backed securities .................           --        (231)          (221)
 Proceeds from sale of loans .................................        4,362        2,456         21,797
 Recovery on loans ...........................................        1,119            1             52
 (Gain) loss on sales of loans ...............................           (5)          (8)            71
 (Gain) loss on real estate owned operations .................         (185)          94             63
 (Gain) on sales of tax certificates .........................           --          (3)            (1)
 (Gain) loss on sale of other assets .........................            7           --            --
 Gain on sale of loan servicing rights .......................           --        (265)            --
 Gain on sale of branches ....................................           --      (9,304)            --
                                                                -----------  ----------    -----------
  Net cash provided by (used in) operating activities  .......         (398)       3,862         10,335
                                                                -----------  ----------    -----------
Cash flows from investing activities:
 Net increase in loans .......................................     (185,457)     (44,744)      (117,689)
 Proceeds from sale of real estate owned .....................        2,661        4,607          3,522
 Purchase of investment securities ...........................       (3,510)      (4,675)        (4,180)
 Purchase of mortgage-backed securities ......................      (19,228)     (11,931)       (57,188)
 Purchases of other earning assets ...........................         (650)      (9,580)            --
 Proceeds from sale of loan servicing rights .................           --         265             --
 Proceeds from repayments of investment securities  ..........        5,675        2,000          7,150
 Proceeds from repayments of mortgage-backed securities  .....       10,523        6,326          7,021
 Proceeds from repayments of other earning assets  ...........          750        5,125             --
 Proceeds from sales of investment securities ................        2,097           --            --
 Proceeds from sale of mortgage-backed securities  ...........           --        9,947          6,297
 Purchases of office properties and equipment ................       (1,170)        (742)        (1,109)
 Net decrease (increase) in tax certificates .................         (620)       2,587          1,682
 Purchase of Bank of Florida, net of acquired cash
   equivalents ...............................................        1,521           --            --
                                                                -----------  ----------    -----------
  Net cash used in investing activities ......................     (187,408)     (40,815)      (154,494)
                                                                -----------  ----------    -----------

(CONTINUED ON NEXT PAGE)

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF CASH FLOWS--(CONTINUED)

                                                                            FOR THE YEARS ENDED
                                                                               SEPTEMBER 30,
                                                                  --------------------------------------
                                                                      1996         1995          1994
                                                                  ----------- ------------  ------------
                                                                          (DOLLARS IN THOUSANDS)
Cash flows from financing activities:
 Net increase in deposits ......................................    $168,744     $  92,555     $ 52,687
 Net (decrease) in deposits from sale of branches ..............          --      (130,276)          --
 Net (decrease) increase in Federal Home Loan Bank advances  ...      (4,000)      105,000       39,000
 Net (decrease) increase in other borrowings ...................          --       (21,400)      21,400
 Premium on sale of branches ...................................          --         9,304           --
 Underwritten public offering of Company's 9%
   Preferred Stock .............................................          --            --        5,873
 Redemption of preferred stock--minority interests  ............          --            --       (2,496)
 Net proceeds from issuance of common stock ....................      23,198           222          298
 Cash dividends paid on the Bank's noncumulative
   preferred stock .............................................          --            --         (198)
 Dividends paid on the Company's preferred stock ...............      (2,086)       (2,010)      (1,871)
 Cash dividends on common stock ................................          --            --         (137)
 Increase in advances from borrowers for taxes and insurance  ..         560         1,526          200
                                                                  ----------    ----------     --------
  Net cash provided by financing activities ....................     186,416        54,921      114,756
                                                                  ----------    ----------     --------
 Increase (decrease) in cash and cash equivalents ..............        (594)       17,968      (29,403)
 Cash and cash equivalents at beginning of year ................      34,730        16,762       46,165
                                                                  ----------    ----------     --------
 Cash and cash equivalents at end of year ......................    $ 34,136     $  34,730     $ 16,762
                                                                  ==========    ==========     ========
Supplemental Disclosures:
 Interest paid on deposits and borrowings ......................    $ 34,547     $  25,617     $ 16,235
                                                                  ==========    ==========     ========
 Income taxes paid .............................................    $  4,626     $     676     $  1,888
                                                                  ==========    ==========     ========
 Transfers from loans to real estate owned .....................    $  1,154     $   1,182     $  3,986
                                                                  ==========    ==========     ========
 Transfer of mortgage-backed securities from held for sale to
   held to maturity at the lower of cost or market .............    $     --     $      --     $  3,627
                                                                  ==========    ==========     ========
 Transfer of mortgage-backed securities from held to maturity
   to available for sale .......................................    $ 31,780     $      --     $     --
                                                                  ==========    ==========     ========

         See accompanying notes to consolidated financial statements.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              SEPTEMBER 30, 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   The accounting and reporting policies of BankUnited Financial Corporation (the "Company") and subsidiaries conform to generally accepted accounting principles and to general practices within the savings and loan industry. Presented below is a description of the Company and its principal accounting policies.

(A) BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

   The consolidated financial statements include the accounts of the Company and its subsidiaries, BankUnited, FSB ("the Bank"), a federally chartered savings bank and BU Ventures, Inc. and the Bank's wholly-owned subsidiaries, T&D Properties of South Florida, Inc. ("T&D") and Bay Holdings Company, Inc., ("Bay Holdings"). The Bank provides a full range of banking services to individual and corporate customers through its branches in South Florida. The Bank is subject to the regulations of certain federal agencies and undergoes periodic examinations by those regulatory authorities. T&D invests in tax certificates and holds title to, maintains, manages and supervises the disposition of real property acquired through tax deeds. Bay Holdings holds title to, maintains, manages and supervises the disposition of real estate acquired through foreclosure. All significant intercompany transactions and balances have been eliminated.

   The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated statements of financial condition and operations for the period.

   Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowances for loan losses and the allowance for losses on tax certificates and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for loan losses and real estate owned, management obtains independent appraisals for all properties.

(B) MORTGAGE-BACKED SECURITIES AND INVESTMENTS

   The Company adopted Statement of Financial Accounting Standards No. 115 ("SFAS No. 115"), "Accounting for Certain Investments in Debt and Equity Securities," effective October 1, 1994. In accordance with SFAS No. 115, mortgage-backed securities and other investments available for sale are carried at fair value (market value), inclusive of unrealized gains and/or losses, and net of discount accretion and premium amortization computed using the level yield method. Net unrealized gains and losses are reflected as a separate component of stockholders' equity, net of applicable deferred taxes.

   Prior to adoption of SFAS No. 115, mortgage-backed securities and other securities designated as held for sale were carried at the lower of cost or market value, determined in the aggregate. Net unrealized losses were recognized in a valuation allowance by charges to income.

   Mortgage-backed securities and investments held to maturity are carried at amortized cost. Under the guidance of SFAS No. 115, mortgage-backed securities and investment securities that the Company has the positive intent and ability to hold to maturity are designated as held-to-maturity securities.

   Gain or losses on sales of mortgage securities and investments are recognized on the specific identification basis.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

   Tax certificates are considered investments held to maturity and, accordingly, are carried at cost less a valuation allowance. Interest is accrued on tax certificates until payoff or until it appears uncollectible. When deemed uncollectible, accrued but uncollected interest is reversed. Applicable law permits application for tax deeds to be applied for two years after the effective date of the acquisition of the tax certificate. Tax deeds applied for are carried at the cost adjusted for accrued interest. Tax deeds applied for carry an annual interest rate of 18%.

(C) ALLOWANCE FOR LOAN LOSSES

   A provision for losses on loans is charged to operations when, in management's opinion, the collectibility of the balances is doubtful and the carrying value is greater than the estimated net realizable value of the collateral. The provision is based upon a review of the nature, volume, delinquency status and inherent risk of the loan portfolio in relation to the allowance for loan losses.


   Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses. Such agencies may require additions to the allowance based on their judgments about information available to them at the time of their examination.

   The Company's non-accrual policy provides that all loans are placed on non-accrual status when they are 90 days past due as to either principal or interest, unless the loan is fully secured and in the process of collection. Loans are returned to accrual status when they become less than 90 days delinquent.

   Payments received on impaired loans are generally applied to principal and interest based on contractual terms.


   See Note 5 for information regarding the Company's adoption of Statement of Financial Accounting Standards No. 114 "Accounting by Creditors for Impairment of a Loan".

(D) LOANS RECEIVABLE

   Loans receivable are considered long-term investments and, accordingly, are carried at historical cost. Loans held for sale are recorded at the lower of cost or market, determined in the aggregate. In determining cost, deferred loan origination fees are deducted from principal balances of the related loans.

(E) LOAN-ORIGINATION FEES, COMMITMENT FEES AND RELATED COSTS

   Loan origination fees are accounted for in accordance with SFAS No. 91, "Accounting for Non-refundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases." Loan origination fees and certain direct loan origination costs are deferred, and the net fee or cost is recognized as an adjustment to interest income using the interest method over the contractual life of the loans, adjusted for estimated prepayments based on the Company's historical prepayment

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

experience. Commitment fees and costs relating to commitments, of which the likelihood of exercise is remote, are recognized over the commitment period on a straight-line basis. If the commitment is subsequently exercised during the commitment period, the remaining unamortized commitment fee at the time of exercise is recognized over the life of the loan as an adjustment of yield.

(F) OTHER INTEREST EARNING ASSETS

   Other interest earning assets include Federal Home Loan Bank of Atlanta stock and an equity investment in the Community Reinvestment Group. The fair value is estimated to be the carrying value which is par.

(G) OFFICE PROPERTIES AND EQUIPMENT

   Office properties and equipment are carried at cost less accumulated depreciation and amortization. Depreciation is provided using the estimated service lives of the assets for furniture, fixtures and equipment (7 to 10 years), and computer equipment and software (3 to 5 years), or with leases, the term of the lease or the useful life (10 years), whichever is shorter. Repair and maintenance costs are charged to operations as incurred, and improvements are capitalized.

(H) ACCRUED INTEREST RECEIVABLE

   Recognition of interest on the accrual method is generally discontinued when interest or principal payments are greater than 90 days in arrears, unless the loan is well secured and in the process of collection. At the time a loan is placed on nonaccrual status, previously accrued and uncollected interest is reversed against interest income in the current period.

(I) INCOME TAXES

   The Company and its subsidiaries file consolidated income tax returns. Deferred income taxes have been provided for elements of income and expense which are recognized for financial reporting purposes in periods different than such items are recognized for income tax purposes. Effective October 1, 1993, the Company implemented Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"), "Accounting for Income Taxes." SFAS No. 109 requires accounting for deferred taxes utilizing the liability method, which applies the enacted statutory rates in effect at the statement of financial condition date to differences between the book and tax bases of assets and liabilities. The resulting deferred tax liabilities and assets are adjusted to reflect changes in tax laws. Prior to implementing SFAS No. 109, the Company accounted for income taxes in accordance with Accounting Principles Board Opinion No. 11, which provided for deferred taxes based on differences between taxable income and book income.

   The implementation of SFAS No. 109 on October 1, 1993 resulted in an increase of the net deferred tax liability of $195,000. This amount was reported separately as a cumulative effect of a change in the method of accounting for income taxes in the Consolidated Statement of Operations.

(J) EARNINGS PER SHARE

   Primary earnings per common and common equivalent share is computed on a weighted average number of common shares and common share equivalents outstanding during the year. Common share

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

equivalents include the dilutive effect of stock options using the treasury stock method. The weighted average number of common share equivalents assumed outstanding for the years ended September 30, 1996, 1995 and 1994 were 4,559,000, 2,296,000, and 2,175,000, respectively. Earnings per common share, assuming full dilution, assume the maximum dilutive effect of the average number of shares from stock options and the conversion equivalents of preferred stocks. The weighted average number of fully diluted common shares outstanding during the years ended September 30, 1996, 1995 and 1994 were 4,559,000, 4,159,000, and 2,175,000, respectively. Stock dividends have been included in the calculation of earnings per share for all years presented.

(K) REAL ESTATE OWNED

   Property acquired through foreclosure, deeds in lieu of foreclosures, or loans judged to be in-substance foreclosures are recorded at the lower of the related principal balance at foreclosure or estimated fair value less estimated costs to sell the property. Any excess of the loan balance over the net realizable value is charged to the allowance for loan losses when the property is classified as real estate owned. The net realizable value is reviewed periodically and, when necessary, any decline in the value of the real estate is charged to expense. Significant property improvements which enhance the salability of the property are capitalized to the extent that the carrying values do not exceed their estimated realizable values. Maintenance and carrying costs on the property are charged to operations as incurred.

(L) STOCK OPTIONS

   At the time stock options are granted to employees and directors, no accounting entries are made, as the options are granted at the fair market value of the Company's common stock. The proceeds from the exercise of options are credited to common stock for the par value of the shares issued, and the excess, net of any tax benefit is credited to paid-in capital.

(M) IMPACT OF NEW ACCOUNTING PRONOUNCEMENTS

   In May 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 122 ("SFAS No. 122") "Accounting for Mortgage Servicing Rights" an amendment of FASB Statement No.
65. SFAS No. 122 requires that the Company recognize rights to service mortgage loans for others as a separate asset, regardless of how those servicing rights were acquired. The value of the mortgage servicing rights should be recorded at their relative fair values. SFAS No. 122 was adopted prospectively beginning October 1, 1995. The impact of adopting SFAS No. 122 was not material.

   In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation." SFAS No. 123 establishes financial accounting and reporting standards for stock based employee compensation plans. The statement defines a "fair value based method" of accounting for employee stock options or similar equity instruments and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, SFAS No. 123 also allows an entity to continue to measure compensation costs for those plans using the "intrinsic value based method" of accounting, which the Company currently uses. The Company currently intends to continue to use the "intrinsic value based method" and disclose in the notes to the consolidated financial statements, the required information using the "fair value based method."

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

   In June 1996, the FASB issued Statement of Financial Accounting Standards No. 125 ("SFAS 125"), "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities based on a financial-components approach that focuses on control. SFAS 125 is effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after December 31, 1996 and is to be prospectively applied. Management is currently evaluating the impact of adoption of SFAS 125 on its financial position and results of operations.

(N) FINANCIAL STATEMENT RECLASSIFICATIONS

   Certain prior period amounts have been reclassified to conform to the September 30, 1996 consolidated financial statements.

(2) TAX CERTIFICATES

   Tax certificates are certificates representing delinquent real estate taxes owed to the respective counties. A substantial percentage of tax certificates are for properties located in southeast Florida. The Company's policy is to purchase tax certificates only for properties located in Florida.

   The net carrying value of tax certificates was $40.0 million and $39.5 million at September 30, 1996 and 1995, respectively. Included in these amounts at September 30, 1996 and 1995 were $1.9 million and $3.9 million, respectively of tax certificates for which the Company had made application for the tax deeds. The Company maintains loss reserves for tax certificates which were $614,000 and $569,000 at September 30, 1996 and 1995, respectively.

   The estimated market values of the Company's tax certificates are the same as the carrying values, since historically the tax certificates have had relatively short lives and their yields approximate market rates.

(3) SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL

   Interest income from securities purchased under agreements to resell aggregated approximately $1.2 million and $701,000 for the years ended September 30, 1995 and 1994, respectively.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

   The following sets forth information concerning the Company's securities purchased under agreements to resell for the periods indicated:


                                                          AS OF AND FOR THE
                                                       YEAR ENDED SEPTEMBER 30,
                                                -------------------------------------
                                                  1996      1995            1994
                                                ------- ----------  -----------------
                                                        (DOLLARS IN THOUSANDS)
Maximum amount of outstanding agreements at
  any month end during the period ............     --     $   700        $ 6,800
Average amount outstanding during the period       --     $20,262        $18,283
Weighted average interest rate for the period      --        6.10%          3.83%
Maturity .....................................     --          --   Oct. 1, 1994


(4) INVESTMENTS AND MORTGAGE-BACKED SECURITIES

   Pursuant to the provisions of SFAS No. 115, securities designated as available for sale are carried at market value with the resultant after-tax appreciation or depreciation from amortized cost reflected as an addition to, or deduction from, stockholders' equity. In December of 1995 the Company reclassified $31.8 million of held-to-maturity mortgage-backed securities to available-for-sale in accordance with "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities" issued by the Financial Accounting Standard Board. The reclassified securities had a market value of $916,000 in excess of their book value at the time of transfer.

INVESTMENTS

   Presented below is an analysis of the carrying values and approximate market values of investments held to maturity.

                                         SEPTEMBER 30, 1996
                       ----------------------------------------------------
                                        GROSS           GROSS
                         CARRYING     UNREALIZED     UNREALIZED     MARKET
                          VALUE         GAINS          LOSSES        VALUE
                       ----------- -------------  ------------- ----------
                                       (DOLLARS IN THOUSANDS)
State of Israel
bonds ...............      $11           $--            $--         $11
                       -----------   ------------   -------------  ---------
 Total ..............      $11           $--            $--         $11
                       ===========  =============   =============  =========

                                                      SEPTEMBER 30, 1995
                                    ----------------------------------------------------
                                                     GROSS           GROSS
                                      CARRYING     UNREALIZED     UNREALIZED     MARKET
                                       VALUE         GAINS          LOSSES        VALUE
                                    ----------- -------------  ------------- ----------
                                                    (DOLLARS IN THOUSANDS)
U.S. government agency securities      $4,675         $--            $--       $4,675
State of Israel bonds ............         11          --             --           11
                                    -----------  -------------   -------------  ---------
 Total ...........................     $4,686         $--            $--        $4,686
                                    ===========  =============   =============  =========

   All investments held to maturity at September 30, 1996 and 1995 had maturities between one and five years.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(4) INVESTMENTS AND MORTGAGE-BACKED SECURITIES--(CONTINUED)

   Presented below is an analysis of the investments designated as available for sale.

                                                        SEPTEMBER 30, 1996
                                    --------------------------------------------------------
                                                       GROSS           GROSS
                                      HISTORICAL     UNREALIZED     UNREALIZED     CARRYING
                                         COST          GAINS          LOSSES         VALUE
                                    ------------- -------------  ------------- -------------
                                                      (DOLLARS IN THOUSANDS)
U.S. Treasury notes ..............      $2,005          $--           $ (1)        $2,004
U.S. government agency securities        2,999           --            (18)         2,981
Other ............................       1,702           --             (2)         1,700
                                    ------------- -------------  ------------- -----------
 Total ...........................      $6,706          $--           $(21)        $6,685
                                    ============= =============  ============= ===========

   The Company had no investments classified as available for sale in 1995.

MORTGAGE-BACKED SECURITIES

   The carrying value and historical cost of mortgage-backed securities available for sale are summarized as follows:

                                                      SEPTEMBER 30, 1996
                                  --------------------------------------------------------
                                                     GROSS           GROSS
                                    HISTORICAL     UNREALIZED     UNREALIZED     CARRYING
                                       COST          GAINS          LOSSES         VALUE
                                  ------------- -------------  ------------- -------------
                                                    (DOLLARS IN THOUSANDS)
GNMA mortgage-backed securities      $24,943          $207           $(338)       $24,812
FNMA mortgage-backed securities        6,055            61              (2)         6,114
FHLMC mortgage-backed
securities .....................      22,172            33            (432)        21,773
Other ..........................       2,772             6             (10)         2,768
                                  -------------  -------------   -------------  -----------
 Total .........................     $55,942          $307           $(782)       $55,467
                                  =============  =============   =============  ===========

                                                       SEPTEMBER 30, 1995
                                   --------------------------------------------------------
                                                      GROSS           GROSS
                                     HISTORICAL     UNREALIZED     UNREALIZED     CARRYING
                                        COST          GAINS          LOSSES         VALUE
                                   ------------- -------------  ------------- -------------
                                                     (DOLLARS IN THOUSANDS)
FHLMC mortgage-backed securities       $2,025          $39             $--        $2,064
                                   -------------  -------------   -------------  -----------
 Total ..........................      $2,025          $39             $--        $2,064
                                   =============  =============   =============  ===========

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(4) INVESTMENTS AND MORTGAGE-BACKED SECURITIES--(CONTINUED)

   The market value and historical cost of mortgage-backed securities held to maturity are summarized as follows:

                                                        SEPTEMBER 30, 1996
                                      ----------------------------------------------------
                                                       GROSS           GROSS
                                        CARRYING     UNREALIZED     UNREALIZED     MARKET
                                         VALUE         GAINS          LOSSES        VALUE
                                      ----------- -------------  ------------- -----------
                                                      (DOLLARS IN THOUSANDS)
GNMA ...............................    $    83         $ 5            $  --      $    88
FHLMC ..............................      4,144          --            (118)        4,026
Collateralized mortgage obligations       8,802          --            (289)        8,513
Mortgage pass-through certificates        1,669          --             (22)        1,647
                                      -----------  -------------   -------------  ---------
 Total .............................    $14,698         $ 5           $(429)      $14,274
                                      ===========  =============   =============  =========

                                                        SEPTEMBER 30, 1995
                                      -----------------------------------------------------
                                                       GROSS           GROSS
                                        CARRYING     UNREALIZED     UNREALIZED      MARKET
                                         VALUE         GAINS          LOSSES        VALUE
                                      ----------- -------------  ------------- ------------
                                                      (DOLLARS IN THOUSANDS)
GNMA ...............................    $25,644         $453           $(143)     $25,954
FNMA ...............................      4,761          126              --        4,887
FHLMC ..............................      7,406           --           (231)        7,175
Collateralized mortgage obligations       3,580           --            (84)        3,496
Mortgage pass-through certificates        9,543           --           (385)        9,158
                                      ----------- -------------  ------------- ----------
 Total .............................    $50,934         $579          $(843)      $50,670
                                      =========== =============  ============= ==========

   The mortgage-backed securities have contractual maturities which range from the years 1996 to 2026, however, expected maturities will differ from contractual maturities as borrowers have the right to prepay obligations with or without prepayment penalties.

   There were no sales of mortgage-backed securities and collateralized mortgage obligations in 1996, however, gross proceeds on sales of mortgage-backed securities and collateralized mortgage obligations were $10.0 million and $6.3 million during the years ended September 30, 1995 and 1994, respectively. Gross realized gains were $231,000 and $221,000 on sales of mortgage-backed securities during the years ended September 30, 1995 and 1994, respectively. There were no realized losses during the years ended September 30, 1995 and 1994.

   At September 30, 1995 and 1994, GNMA, FHLMC and FNMA mortgage-backed securities with carrying values of approximately $3.0 million and $5.4 million, respectively, were pledged as collateral for public funds on deposit. There were none pledged in 1996. At September 30, 1994, FNMA and GNMA mortgage-backed securities with a carrying value of approximately $25.0 million and a market value of approximately $23.7 million were pledged as collateral for a $21.4 million reverse repurchase agreement. The securities underlying the agreement were held in safekeeping by a trustee.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(5) LOANS RECEIVABLE

   Loans receivable consist of the following:

                                                      AS OF SEPTEMBER 30,
                                                   ------------------------
                                                       1996         1995
                                                   ----------- ------------
                                                    (DOLLARS IN THOUSANDS)
Mortgage loans--conventional ....................    $263,757     $224,160
Mortgage loans--conventional serviced by others       317,103      209,339
Mortgage loans--other ...........................      53,817       12,381
Commercial loans:
 Secured ........................................       5,618        3,372
 Unsecured ......................................         787          260
Line of credit loans ............................       1,254          892
Share loans .....................................         648          218
Installment loans ...............................       1,001          595
                                                   ----------- -----------
 Total ..........................................     643,985      451,217
Less allowance for loan losses ..................      (2,158)      (1,469)
Deferred loan fees, discounts and premiums  .....       4,558        3,386
                                                   ----------- -----------
 Loans receivable, net ..........................    $646,385     $453,134
                                                   ===========  ===========


   Of the total gross loans receivable of $644.0 million at September 30, 1996, approximately $262.7 million, or 40.8%, represents residential loans secured by properties in Florida, $125.8 million, or 19.5% represents loans in California and $255.5 million, or 39.7% represents loans in other states.

   See Note 8 for loans collateralized for Federal Home Loan Bank Advances.


   Changes in the allowance for loan losses are as follows:

                                         YEARS ENDED SEPTEMBER 30,
                                     --------------------------------
                                        1996       1995        1994
                                     --------- ---------  -----------
                                          (DOLLARS IN THOUSANDS)
Balance at beginning of the period     $1,469     $  841     $ 1,184
Provision (credit) ................      (120)     1,221       1,187
Allowance from Bank of Florida  ...       183         --         --
Loans charged-off .................      (493)      (594)     (1,582)
Recoveries ........................     1,119          1          52
                                     --------- ---------  ----------
Balance at end of the period  .....    $2,158     $1,469     $   841
                                     ========= =========  ==========


   Effective October 1, 1995, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan" as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan Income Recognition and Disclosures" ("SFAS No. 114"). There was no impact on the consolidated statement of operations upon implementation due to the composition of the Company's loan portfolio (primarily residential or collateral dependent loans) and the Company's policy for establishing the allowance for loan losses. The only impact to the consolidated statement of financial condition and to non-performing assets was to reclassify three loans totaling $522,000 previously classified as insubstance foreclosures in real estate owned to non-accrual

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(5) LOANS RECEIVABLE--(CONTINUED)

loans. These loans were reclassified because the Company did not have possession of the collateral which, under SFAS No. 114, is required for a loan to be classified as real estate owned.

   As of September 30, 1996 and 1995, the Company had impaired or non-accrual loans of $4.9 million and $3.5 million, respectively, and had recorded specific reserves on these loans of $801,000 and $802,000, respectively. For the years ended September 30, 1996, 1995 and 1994 the average amounts of impaired loans were $4,808,000, $2,251,000 and $2,576,000, respectively. No income is recognized on loans during the period for which the loan is deemed impaired.


(6) OFFICE PROPERTIES AND EQUIPMENT

   Office properties and equipment are summarized as follows:

                                                AS OF
                                            SEPTEMBER 30,
                                       ----------------------
                                          1996        1995
                                       ---------- -----------
                                       (DOLLARS IN THOUSANDS)
Leasehold improvements ..............    $ 1,640     $ 1,068
Furniture, fixtures and equipment  ..      1,881       1,409
Computer equipment and software  ....      1,124       1,016
                                       ---------  ----------
Total ...............................      4,645       3,493
Less: accumulated depreciation  .....     (2,037)     (1,374)
                                       ---------  ----------
Office properties and equipment, net     $ 2,608     $ 2,119
                                       =========  ==========

   Depreciation expense was $674,000, $526,000, and $308,000 for the years ended September 30, 1996, 1995, and 1994, respectively.

   The Company has entered into non-cancelable leases with approximate minimum future rentals as follows:

 YEARS ENDING SEPTEMBER 30,          AMOUNT
--------------------------- ---------------------
                               (DOLLARS IN THOUSANDS)
 1997 .....................          $1,002
 1998 .....................             917
 1999 .....................             837
 2000 .....................             809
 2001 .....................             754
 Thereafter ...............           1,538
                             ---------------------
  Total ...................          $5,857
                             =====================

   Rent expense for the years ended September 30, 1996, 1995, and 1994 was $905,000, $959,000, and $768,000, respectively.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(7) DEPOSITS

   The weighted average nominal interest rate payable on all deposit accounts at September 30, 1996 and 1995 was 5.11% and 5.14%, respectively.

   Types of deposits and related range of interest rates were as follows:

                                                                          SEPTEMBER 30,
                                          ----------------------------------------------------------------------------
                                                           1996                                   1995
                                          -------------------------------------  -------------------------------------
                                                                      (DOLLARS IN THOUSANDS)
Non-interest-bearing deposits ..........      --%     -       --%    $  7,301        --%     -       --%    $  2,804
Passbook and statement savings deposits     2.00%     -     4.97%      73,780      2.00%     -     4.97%      50,373
Super NOW deposits .....................     .00%     -     3.00%      17,265      0.00%     -     3.00%      15,353
Money market deposits ..................     .00%     -     4.65%      16,556      0.00%     -     3.10%       7,733
Certificates of deposit ................    3.92%     -     6.16%     391,204      2.71%     -     6.65%     233,811
                                                                    ---------                             ----------
 Total .................................                             $506,106                               $310,074
                                                                    =========                             ==========

   Deposit accounts with balances of $100,000 or more totaled approximately $69.4 million and $33.4 million at September 30, 1996 and 1995, respectively.

   Interest expense on deposits for the years ended September 30, 1996, 1995 and 1994 was as follows:

                                             1996        1995        1994
                                          ---------- ----------  ---------
                                                (DOLLARS IN THOUSANDS)
Super NOW and money market deposits  ...    $   775     $   875     $ 1,102
Passbook and statement savings deposits       2,627       2,420       1,716
Certificates of deposit ................     17,389      14,554       8,526
                                          ---------  ----------   ---------
 Total .................................    $20,791     $17,849     $11,344
                                          =========  ==========   =========

   Early withdrawal penalties on deposits are recognized as a reduction of interest on deposits. For the years ended September 30, 1996, 1995 and 1994, early withdrawal penalties totaled $42,000, $110,000, and $27,000, respectively.

   The amounts of scheduled maturities of certificate accounts at September 30, 1996 are as follows:

 YEARS ENDING SEPTEMBER 30,          AMOUNT
--------------------------- -------------------------
                               (DOLLARS IN THOUSANDS)
 1997 .....................         $316,562
 1998 .....................           58,053
 1999 .....................            7,532
 Thereafter ...............            9,057
                             ---------------------
  Total: ..................         $391,204
                             =====================

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(8) ADVANCES FROM FEDERAL HOME LOAN BANK

   Advances from the Federal Home Loan Bank of Atlanta (FHLB) incur interest and are repayable as follows:

                                                                     SEPTEMBER 30,
                                                             ------------------------
REPAYABLE DURING YEAR ENDING SEPTEMBER 30,     INTEREST RATE       1996         1995
------------------------------------------- ---------------- -----------  -----------
                                                                 (DOLLARS IN THOUSANDS)
 1996 .....................................  4.27% -6.80%        $     --     $179,000
 1997 .....................................  4.56% -6.07%         192,000       57,000
 1998 .....................................  6.13%                  5,000        5,000
 2001(1) ..................................  5.33% -5.61%          40,000           --
                                                               ----------     --------
                                                                 $237,000     $241,000
                                                               ==========     ========

------------------
(1) Advances for $15 million are callable by the FHLB in 1997 and $25 million are callable in 1998.


   The terms of a security agreement with the FHLB of Atlanta include a blanket floating lien that requires the maintenance of qualifying first mortgage loans as pledged collateral with unpaid principal amounts at least equal to 100% of the FHLB advances, when discounted at 65% of the unpaid principal balance. The FHLB of Atlanta stock, which is recorded at cost, is also pledged as collateral for these advances.

(9) SECURITIES SOLD UNDER AN AGREEMENT TO REPURCHASE

   Interest expense on securities sold under an agreement to repurchase aggregated $367,000 and $183,000 for the years ended September 30, 1995 and 1994, respectively.

   The following sets forth information concerning repurchase agreements for the periods indicated:

                                                           AS OF AND FOR THE
                                                       YEARS ENDED SEPTEMBER 30,
                                                 ------------------------------------
                                                   1996       1995           1994
                                                 -------- ----------  ---------------
                                                        (DOLLARS IN THOUSANDS)
Maximum amount of outstanding agreements at
  any
  month-end during the period .................     $ --    $33,600         $21,400
Average amount outstanding during the period  .     $--     $ 6,572         $ 3,856
Weighted average interest rate for the period       $--        5.59%           4.49%
Maturity ......................................     $--          --   Dec. 19, 1994

   At September 30, 1996 and 1995, the Company had no pledged securities under repurchase agreements. At September 30, 1994, the Company had pledged $25.0 million of FNMA and GNMA mortgage-backed securities as collateral for the above repurchase agreements.

(10) SUBORDINATED NOTES

   At September 30, 1996 and 1995, the Bank had outstanding $775,000, of subordinated notes which, pursuant to the regulations of the Office of Thrift Supervision (the "OTS"), are included in the Bank's risk-based capital. The subordinated notes bear interest at 9% and mature from August 31, 2003 to June 10, 2009.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(11) REGULATORY CAPITAL

   The Bank is required by federal regulations to maintain minimum levels of capital as follows:

                         REGULATORY CAPITAL
                             REQUIREMENT            ACTUAL CAPITAL          EXCESS CAPITAL
                       ----------------------  ---------------------- ----------------------
                          1996        1995         1996        1995       1996        1995
                       ---------- ----------  ----------  ----------   ----------  ----------
                                                (DOLLARS IN THOUSANDS)
Tangible capital  ...    $12,196     $ 9,101     $56,967     $43,010      $44,771     $33,909
                             1.5%        1.5%        7.0%        7.1%         5.5%        5.6%
Core Capital ........    $24,392     $18,201     $56,967     $43,010      $32,575     $24,809
                             3.0%        3.0%        7.0%        7.1%         4.0%        4.1%
Risked-based capital     $33,927     $23,008     $60,164     $45,426      $26,237     $22,418
                             8.0%        8.0%       14.2%       15.8%         6.2%        7.8%


   Under the OTS regulations adopted to implement the "prompt corrective action" provisions of the Federal Deposit Insurance Corporation Improvement Act of 1991 (the "FDICIA"), a "well capitalized" institution must have a risk-based capital ratio of 10%, a core capital ratio of 5% and a Tier 1 risk-based capital ratio of 6%. (The "Tier 1 risk-based capital" ratio is the ratio of core capital to risk-weighted assets.) The Bank is a well capitalized institution under the definitions as adopted. Regulatory capital and net income amounts as of and for the years ended September 30, 1996, 1995 and 1994 did not differ from regulatory capital and net income amounts reported to the OTS.

   On August 31, 1993, the OTS adopted an amendment to its regulatory capital regulations to take into account a savings institution's exposure to the risk of loss from changing interest rates. Under the regulation as amended, a savings institution with an above normal level of interest rate risk exposure will be required to deduct an interest rate risk ("IRR") component from its total capital when determining its compliance with the risk-based capital requirements. An "above normal" level of interest rate risk exposure is a projected decline of 2% in the net present value of an institution's assets and liabilities resulting from a 2% swing in interest rates. The IRR component will equal one-half of the difference between the institution's measured interest rate exposure and the "normal" level of exposure. Savings institutions will be required to file data with the OTS that the OTS will use to calculate, on a quarterly basis (but with a two-quarter lag), institutions' measured interest rate risk and IRR components. Implementation of the IRR requirements have been delayed pending the testing of the OTS appeals process. If the IRR component had been required as of September 30, 1996, the Bank would have been required to deduct an IRR component from its total capital when determining its compliance with its risk based capital requirements, however the Bank would continue to be well capitalized.

   Payment of dividends by the Bank is limited by federal regulations, which provide for certain levels of permissible dividend payments depending on the Bank's regulatory capital and other relevant factors.

(12) MINORITY INTERESTS--PREFERRED STOCK OF BANKUNITED, FSB

   As part of a plan to simplify the Company's capital structure, the Company commenced an offer in November 1993 to exchange 2.5 shares of its 9% Noncumulative Perpetual Preferred Stock for each share of the Bank's Noncumulative Preferred Stock, Series D, E, F and G ("BankUnited Preferred Stock"). Upon the closing of the exchange offer, all shares of BankUnited Preferred Stock that remained outstanding were redeemed at $25.00 per share plus declared but unpaid dividends. The exchange closed on December 28, 1993.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(12) MINORITY INTERESTS--PREFERRED STOCK OF BANKUNITED, FSB--(CONTINUED)

(13) STOCKHOLDERS' EQUITY

   The Company has the following capital structure:

   PREFERRED STOCK--issuable in series with rights and preferences to be designated by the Board of Directors. As of September 30, 1996, 7,259,141 shares were authorized but not designated to a particular series.

NONCUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES A:

   Effective September 30, 1995, pursuant to an Offer to Exchange Preferred Stock, the holders of the Non-cumulative Convertible Preferred Stock, Series A, agreed to exchange each of the 55,000 shares of the Series A Preferred stock for one share of the Company's Non-cumulative Convertible Preferred Stock, Series B. Because the dividend rate, redemption price, and the liquidation preference for the Series B Preferred Stock are lower than those for the Series A Preferred Stock, the Company agreed not to redeem the shares of Series B Preferred Stock issued pursuant to the exchange offer for a period of three years and for three years thereafter, such Series B Preferred Stock shall only be redeemed at a 50% premium or $11.0625 per share.

NONCUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES B:

   Authorized shares--200,000 shares.

   Issued and outstanding shares--183,818 shares as of September 30, 1996 and 197,378 shares as of September 30, 1995.

   Dividends--noncumulative cash dividends payable quarterly at the fixed annual rate of $0.7375 per share.

   Preference on liquidation--voluntary liquidation at the applicable redemption price per share and involuntary liquidation at $7.375 per share.

   Redemption--except for the shares converted from Series A discussed above, at the option of the Company at $7.59625 per share at September 30, 1994, declining thereafter at $.07375 per share during each year through January 31, 1998, and thereafter the redemption price remains at $7.375 per share.

   Voting rights--two-and-one-half votes per share. If the Company fails to pay dividends for six quarters, whether or not consecutive, the holders shall have the right to elect two additional directors until dividends have been paid for four consecutive quarters.

   Convertibility--convertible into 1.50 shares (adjusted for all stock dividends) of Class B Common Stock for each share of Noncumulative Convertible Preferred Stock, Series B, surrendered for conversion, subject to adjustment on the occurrence of certain events.

NONCUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES C:

   Authorized shares--363,636 shares.

   Issued and outstanding shares--363,636 shares.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(13) STOCKHOLDERS' EQUITY--(CONTINUED)

   Dividends--noncumulative cash dividends payable quarterly at the fixed annual rate of $0.550 per share.

   Preference on liquidation--voluntary liquidation at the applicable redemption price per share and involuntary liquidation at $5.50 per share.

   Redemption--at the option of the Company, at $5.50 per share.

   Voting rights--nonvoting.

   Convertibility--convertible into 1.45 shares (adjusted for all stock dividends) of Class A Common Stock for each share of Noncumulative Preferred Stock, Series C, surrendered for conversion, subject to adjustment on the occurrence of certain events.

NONCUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES C-II:

   Authorized shares--222,223 shares.

   Issued and outstanding shares--222,223 shares.

   Dividends--noncumulative cash dividends payable quarterly at the fixed annual rate of $0.80 per share.

   Preference on liquidation--voluntary liquidation at the applicable redemption price per share and involuntary liquidation at $9.00 per share.

   Redemption--at the option of the Company, at $9.00 per share.

   Voting rights--nonvoting.

   Convertibility--convertible into 1.32 shares (adjusted for all stock dividends) of Class A Common Stock for each share of Noncumulative Preferred Stock, Series C-II, surrendered for conversion, subject to adjustment on the occurrence of certain events.

8% NONCUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES 1993:

   Authorized shares--805,000 shares.

   Issued and outstanding--744,870 shares as of September 30, 1996 and 745,870 shares as of September 30, 1995.

   Dividends--noncumulative cash dividends payable quarterly at the fixed annual rate of $.80 per share.

   Preference on liquidation--voluntary liquidation at the applicable redemption price per share and involuntary liquidation at $10.00 per share.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(13) STOCKHOLDERS' EQUITY--(CONTINUED)

   Redemption--not redeemable prior to July 1, 1998, unless certain criteria are met, in which case the redemption price would be $10.00 per share; subsequent to June 30, 1998, redemption is at the option of the Company at a redemption price of $10.40 per share, declining thereafter at $0.08 per share during each year through July 1, 2003, and thereafter the redemption price remains $10.00 per share.

   Voting rights--nonvoting. However, if the Company fails to pay dividends for six quarters, whether or not consecutive, the holders shall have the right to elect two additional directors until dividends have been paid for four consecutive quarters.

   Convertibility--convertible into one share of Class A Common Stock for each share of non-cumulative Convertible Preferred Stock, Series 1993, surrendered for conversion, subject to adjustment on the occurrence of certain events.

9% NONCUMULATIVE PERPETUAL PREFERRED STOCK:

   Authorized shares--1,150,000 shares.

   Issued and outstanding--1,150,000 shares.

   Dividends--noncumulative cash dividends payable quarterly at the fixed annual rate of $0.90 per share.

   Preference on liquidation--voluntary liquidation at the applicable redemption price per share and involuntary liquidation at $10.00 per share.

   Redemption--not redeemable prior to October 1, 1998; subsequent to September 30, 1998, redemption is at the option of the Company at a redemption price of $10.00 per share.

   Voting rights--nonvoting. However, if the Company fails to pay dividends for six quarters, whether or not consecutive, the holders shall have the right to elect two additional directors until dividends have been paid for four consecutive quarters.

   Convertibility--none.

CLASS A COMMON STOCK:

   Issuable in series with rights and preferences to be designated by the Board of Directors:

   As of September 30, 1996, 5,000,000 shares of Class A Common Stock were authorized but not designated to a series.

SERIES I CLASS A COMMON STOCK:

   Authorized shares--10,000,000.

   Issued and outstanding--5,454,201 shares as of September 30, 1996 and 1,835,170 shares as of September 30, 1995.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(13) STOCKHOLDERS' EQUITY--(CONTINUED)

   Dividends--as declared by the Board in the case of a dividend on the Class A Common Stock alone or not less than 110% of the amount per share of any dividend declared on the Class B Common Stock.

   Voting rights--one tenth of one vote per share.

CLASS B COMMON STOCK:

   Authorized shares--3,000,000.

   Issued and outstanding--251,515 shares as of September 30, 1996 and 232,324 shares as of September 30, 1995.

   Dividends--as declared by the Board of Directors.

   Voting rights--one vote per share.

   Convertibility--convertible into one share of Class A Common Stock for each share of Class B Common Stock surrendered for conversion, subject to adjustment on the occurrence of certain events.

(14) STOCK BONUS PLAN, OPTION AGREEMENTS AND OTHER BENEFIT PLANS

   Pursuant to stockholder approval in 1992, the Company maintains the 1992 Stock Bonus Plan. In January 1994, stockholders approved an amendment of this plan to increase the amount of stock issuable under the plan to 125,000 shares and to allow directors of the Company who are not employees to participate in the plan and receive stock in partial payment of their director's fees. As of September 30, 1996, 22,252 shares of Class A Common Stock and 54,779 shares of Class B Common Stock have been issued under the 1992 Stock Bonus Plan. As of September 30, 1996, there were 47,969 shares available for grant under the 1992 Stock Bonus Plan.


   Pursuant to stockholder approval in 1987, the Company maintains a non-statutory stock option plan for certain officers, directors and employees to receive options to purchase shares of Class A and Class B Common Stock. The stockholders approved an increase in the total number of shares for which options may be granted under the plan to 750,000 in January 1994. The Board of Directors approved an increase in the total number of shares for which options may be granted under the plan to 825,000 (a non-material increase) in 1996. The options are for a period of 10 years and are exercisable at the fair market value of the stock at the grant date. As of September 30, 1996, 758,718 options have been granted under this plan and 66,412 options have been exercised.

   Pursuant to stockholder approval in January 1994, the Company also maintains an incentive stock option plan under which options for up to 250,000 shares of Class A and Class B Common Stock may be granted. As of September 30, 1996, 92,500 options have been granted under this plan.

   During October 1984, BankUnited's Board of Directors approved several non-qualified stock option agreements (the "Agreements") under which options to purchase shares of Class B Common Stock were granted at the fair market price of the Class B Common Stock on the date of the grant. The Agreements, which originally expired on October 23, 1994, have been extended pursuant to Stockholders' approval to October 23, 1999. As of September 30, 1996, the Agreements are exercisable for a total of 155,367 shares at the exercise price of $4.64 per share; none have been exercised.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(14) STOCK BONUS PLAN, OPTION AGREEMENTS AND OTHER BENEFIT PLANS--(CONTINUED)

   The following table presents additional data concerning the Company's outstanding stock options:

                                                                            AGGREGATE
                                             NUMBER       OPTION PRICE       OPTION
                                            OF SHARES      PER SHARE          PRICE
                                          ------------ ---------------  -------------
Options outstanding, September 30, 1993      549,174    $3.11 -$10.98     $2,669,272
Options granted ........................     113,088       7.00 -8.10        846,671
Options exercised ......................     (45,675)      3.21 -3.78       (154,371)
                                          ----------   --------------   ------------
Options outstanding, September 30, 1994      616,587      3.11 -10.98      3,361,572
Options granted ........................     208,671       4.95 -7.95      1,139,902
Options exercised ......................      (6,695)      3.21 -5.73        (23,958)
                                          ----------   --------------   ------------
Options outstanding, September 30, 1995      818,563      3.11 -10.98      4,477,516
Options granted ........................     121,610       7.24 -8.26        926,638
                                          ----------   --------------   ------------
Options outstanding, September 30, 1996      940,173    $3.11 -$10.98     $5,404,154
                                          ==========                    ============

   In 1992, the Company adopted a 401(k) savings plan pursuant to which eligible employees are permitted to contribute up to 15% of their annual salary to the savings plan. The Company will provide matching contributions at a rate of 33% of such contributions, up to a maximum of 2% of an employee's salary. The amount of such matching by the Company for the years ended September 30, 1996, 1995 and 1994 totaled approximately $7,000, $30,000, and $29,000, respectively. Employees are eligible to participate in the plan after one year of service and become vested in the Company's contribution after two years participation in the plan at the rate of 25% per year up to 100%.

   In September 1995, the Company's Board of Directors adopted a Profit Sharing Plan. Under the terms of the plan, the Company, at the discretion of the Board of Directors, may contribute Class A Common Stock to the plan. The contributions are allocated to the account of eigible employees based upon their salaries. Employees become eligible for the plan after one year of service and become vested at the rate of 20% per year up to 100%. The Board of Directors authorized a contribution of $100,000 and $75,000 in 1996 and 1995, respectively.

(15) INCOME TAXES

   As discussed in Note 1, the Company adopted SFAS No. 109 as of October 1, 1993 resulting in a cumulative adjustment of $195,000 to 1994 earnings and stockholders' equity.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(15) INCOME TAXES--(CONTINUED)

   The Company's effective tax rate differs from the statutory federal income tax rate as follows:

                                                        YEARS ENDED SEPTEMBER 30,
                                     --------------------------------------------------------------
                                             1996                 1995                  1994
                                     -------------------  ------------------- ---------------------
                                       AMOUNT       %       AMOUNT       %        AMOUNT       %
                                     --------- --------  ---------    --------  ---------  --------
                                                         (DOLLARS IN THOUSANDS)
Tax at federal income tax rate  ...    $1,443     34.0%     $3,394      34.0%     $1,262     35.0%
Increase (decrease) resulting
from:
  State tax .......................       154      3.6         362       3.6         (46)    (1.3)
  Other, net ......................        60      1.5         (15)     (0.1)        (83)    (2.3)
                                     -------- --------   ---------  --------   --------- --------
   Total ..........................    $1,657     39.1%     $3,741      37.5%     $1,133     31.4%
                                     ======== ========   =========  ========   ========= ========


   The components of the provision for income taxes for the years ended September 30, 1996, 1995 and 1994 as computed in accordance with SFAS No. 109, are as follows:

                           FOR THE YEARS ENDED
                              SEPTEMBER 30,
                     -------------------------------
                        1996       1995       1994
                     --------- ---------  ----------
                          (DOLLARS IN THOUSANDS)
Current--federal  .    $1,324     $3,590     $1,354
Current--state  ...       227        620        (53)
Deferred--federal          90       (400)      (151)
Deferred--state  ..        16        (69)       (17)
                     --------- ---------  ---------
 Total ............    $1,657     $3,741     $1,133
                     ========= =========  =========


   The tax effects of significant temporary differences included in the net deferred tax asset as of September 30, 1996 and 1995 were:


                                   SEPTEMBER 30,
                                   1996     1995
                                 -------  -------
                                    (DOLLARS IN
                                    THOUSANDS)
Deferred tax asset:
 Non-accrual interest .........    $185     $178
 Loan loss and other reserves       431      587
 Fixed assets .................       5       --
 Deferrals and amortization  ..      19       --
                                 ------  -------
  Gross deferred tax asset  ...     640      765
                                 ------  -------
Deferred tax liability:
 FHLB Atlanta stock dividends       167      167
 Fixed assets .................      --       5
 Deferrals and amortization  ..      --      14
 Other ........................      13       13
                                 ------  -------
  Gross deferred tax liability      180      199
                                 ------  -------
  Net deferred tax asset  .....    $460     $566
                                 ======  =======

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(15) INCOME TAXES--(CONTINUED)

The components of deferred income tax provision (benefit) relate to the following:

                                          YEARS ENDED SEPTEMBER 30,
                                        -----------------------------
                                          1996       1995       1994
                                        -------- ---------  ---------
                                            (DOLLARS IN THOUSANDS)
Differences in book/tax depreciation      $(10)     $ (21)     $ (10)
Delinquent interest ..................      (7)       (80)        --
FHLB Stock dividends .................      --       (144)        23
Loan fees ............................      --         --        169
Loan loss and other reserves .........     156       (164)      (363)
Deferrals and amortization ...........     (33)       (60)        13
                                        ------  ---------   --------
 Total deferred taxes ................    $106      $(469)     $(168)
                                        ======  =========   ========

(16) COMMITMENTS AND CONTINGENCIES

   In the normal course of business, the Company enters into instruments that are not recorded in the consolidated financial statements, but are required to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition. The contract or notional amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

   The Company's exposure to credit loss in the event of nonperformance by the other party on the financial instrument for commitments to extend credit and standby letters of credit by the other party is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

   Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Total commitments to extend credit at September 30, 1996 and 1995 were as follows:

                                                             SEPTEMBER 30,
                                -----------------------------------------------------------------------
                                               1996                                 1995
                                ----------------------------------  -----------------------------------
                                  FIXED      VARIABLE                  FIXED      VARIABLE
                                   RATE        RATE        TOTAL       RATE         RATE        TOTAL
                                --------- -----------  ----------   ---------   ----------- -----------
                                                         (DOLLARS IN THOUSANDS)
Commitments to fund loans  ...    $2,575     $ 7,057      $ 9,632     $3,801      $ 7,140      $10,941
Loans in process .............       607       1,033        1,640      1,795        6,707        8,502
Letters of credit ............       518          --          518         45           --           45
Commitments to purchase loans         --      12,260       12,260         --           --           --
                                --------   ---------    ---------   --------    ---------     --------
 Total .......................    $3,700     $20,350      $24,050     $5,641      $13,847      $19,488
                                ========   =========    =========   ========    =========     ========

   The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company, upon extension of credit is based on

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(16) COMMITMENTS AND CONTINGENCIESS--(CONTINUED)

management's credit evaluation of the customer. Collateral varies but may include accounts receivable, property, plant and equipment, residential real estate, and income-producing commercial properties.

   Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company requires collateral to support those commitments.

   The Company is a party to certain other claims and litigation arising in the ordinary course of business. In the opinion of management, the resolution of such claims and litigation will not materially affect the Company's consolidated financial position or results of operations.

(17) RELATED PARTY TRANSACTIONS

   The Company employs the services of a law firm, of which the Company's Chairman of the Board and President is senior managing director and of which another director of the Company is managing director; and the services of an insurance company, of which a member of the Board of Directors is a vice president. For the years ended September 30, 1996, 1995 and 1994, total fees (a portion of which were capitalized) paid to this law firm totaled approximately $986,000, $1.1 million, and $803,000, respectively, and amounts paid to this insurance company totaled approximately $147,000, $129,000, and $151,000, respectively.

(18) SUBSEQUENT EVENT

   On November 15, 1996, the Company acquired Suncoast Savings & Loan Association, FSA ("Suncoast"). The Company issued one share of its Class A Common Stock for each share of Suncoast common stock of which 2,199,930 were outstanding and one share of newly created 8% non-cumulative convertible preferred stock, Series 1996 for each share of Suncoast preferred stock of which 920,000 shares were outstanding. The newly created 8% non-cumulative convertible preferred stock, Series 1996 has substantially the same terms and conditions as the Suncoast preferred stock. The cost of the acquisition, which will be accounted for as a purchase was $27.8 million, representing the fair value of the consideration given to the Suncoast common and preferred stockholders as well as the option and warrant holders. In addition, the Company incurred approximately $925,000 of costs directly related to the merger. The balance sheet and results of operations of Suncoast will be included with those of BankUnited as of and for periods subsequent to November 15, 1996.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(18) SUBSEQUENT EVENTS--(CONTINUED)

   The unaudited proforma combined condensed statements of financial condition and operations as of and for the year ended September 30, 1996 after giving effect to certain proforma adjustments are as follows:

   Proforma combined condensed Statement of Financial Condition as of September 30, 1996 (in thousands):

 ASSETS
Loans receivable ...................    $  980,444
Other interest earning assets  .....       195,528
Goodwill and other intangibles  ....         9,657
Other assets .......................        53,282
                                      -------------
                                        $1,238,911
                                      =============
LIABILITIES AND STOCKHOLDERS'
EQUITY
Deposits ...........................    $  804,567
Other liabilities ..................       337,420
Stockholders' equity ...............        96,924
                                      -------------
                                        $1,238,911
                                      =============

   Proforma combined condensed Statement of Operations for the year ended September 30, 1996 (in thousands except per share data):

Interest income ...........................    $81,752
Interest expense ..........................     52,423
Provision for loan losses .................         45
Non-interest income .......................      9,193
Non-interest expense ......................     31,885
Income tax expense ........................      2,654
                                             ----------
 Net income before preferred stock
   dividends ..............................      3,938
Preferred stock dividends .................      3,249
                                             ----------
 Net income after preferred stock
   dividends ..............................    $   689
                                             ==========
Earnings per share
 Primary ..................................    $   .10
 Fully-diluted ............................    $   .10


   The proforma combined condensed statement of operations assumes the acquisition occurred as of October 1, 1995.

   A summary of the terms of the newly created 8% non-cumulative convertible preferred stock, Series 1996 are as follows:

   Authorized shares --1,000,000.

   Issued and outstanding shares--920,000 shares as of November 15, 1996.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(18) SUBSEQUENT EVENT--(CONTINUED)

   Dividends--non-cumulative cash dividends payable quarterly at the fixed annual rate of $1.20 per share.

   Preference on liquidation--voluntary liquidation at the applicable redemption price per share and involuntary liquidation at $15.00 per share.

   Redemption--not redeemable prior to July, 1998, unless certain criteria are met, in which case the redemption price would be $15.00 per share, subsequent to June 30, 1998, redemption is at the option of the Company at a redemption price of $16.20 per share, declining thereafter at $0.20 per share during each year through July 1, 2003, and thereafter the redemption price remains at $15.00 per share.

   Voting rights--nonvoting except under certain circumstances.

   Convertibility--convertible into 1.67 shares of Class A Common Stock for each share of 8% non-cumulative convertible preferred stock, Series 1996, surrendered for conversion, subject to adjustment on the occurrence of certain events.

   As part of the purchase of Suncoast, the Company issued warrants to Suncoast's warrant holders to purchase 80,000 shares of the newly created 8% non-cumulative convertible preferred stock, Series 1996, and assumed Suncoast's outstanding stock options. The warrants are exercisable at a price of $18.00 for each share of the 8% non-cumulative convertible preferred stock, Series 1996 or each warrant could be exercised to purchase 1.67 shares, subject to adjustment, of Class A Common Stock at a per share price of $10.80, also subject to adjustment under certain conditions. The warrants expire on July 8, 1998. The Company assumed 119,000 of Suncoast's options with option prices ranging from $3.00 to $7.38 per share of Class A Common Stock with an aggregate exercise price of $610,000.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(19) BANKUNITED FINANCIAL CORPORATION

   The following summarizes the major categories of the Company's (parent company only) financial statements:

                 CONDENSED STATEMENTS OF FINANCIAL CONDITION

                                                                         AS OF SEPTEMBER 30,
                                                                       ----------------------
                                                                          1996        1995
                                                                       ---------- ----------
                                                                       (DOLLARS IN THOUSANDS)
Assets:
 Cash ...............................................................    $    88     $    48
 FHLB overnight deposits ............................................      7,889          37
 Tax certificates ...................................................        312         457
 Investments, net (market value of approximately $10 and $10 at
   September 30, 1996 and 1995, respectively) .......................         10          10
 Investments available for sale .....................................        155          --
 Mortgage-backed securities, held to maturity (market value of
   approximately $1,727 at September 30, 1995) ......................         --       1,676
 Mortgage-backed securities, available for sale .....................      1,309          --
 Accrued interest receivable ........................................        132         252
 Investment in the Bank .............................................     59,443      43,062
 Other assets .......................................................        248         236
                                                                       ---------  ----------
  Total .............................................................    $69,586     $45,778
                                                                       =========  ==========
Liabilities .........................................................    $   475     $    33
                                                                       ---------  ----------
Stockholders' equity:
  Preferred stock ...................................................         27          27
  Common stock ......................................................         57          20
  Paid-in capital ...................................................     62,055      38,835
  Retained earnings .................................................      7,279       6,838
  Net unrealized gains on securities available for sale, net of
    taxes ...........................................................       (307)         25
                                                                       ---------  ----------
    Total stockholders' equity ......................................     69,111      45,745
                                                                       ---------  ----------
    Total liabilities and stockholders' equity ......................    $69,586     $45,778
                                                                       =========  ==========

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(19) BANKUNITED FINANCIAL CORPORATION--(CONTINUED)

                      CONDENSED STATEMENTS OF OPERATIONS

                                 FOR THE YEARS ENDED SEPTEMBER
                                              30,
                                ------------------------------
                                   1996       1995       1994
                                --------- ---------  --------
                                    (DOLLARS IN THOUSANDS)
Interest income ..............    $  803     $  307     $  296
Interest expense .............        17         36         24
Equity income of the Bank  ...     2,406      6,587      2,443
Operating expenses ...........       491        818        529
                                --------  ---------   --------
Income before income taxes  ..     2,701      6,040      2,186
  Income tax expense
(benefit) ....................       115       (200)       (93)
                                --------  ---------   --------
  Net income .................    $2,586     $6,240     $2,279
                                ========  =========   ========

                      CONDENSED STATEMENTS OF CASH FLOWS

                                                           FOR THE YEARS ENDED SEPTEMBER 30,
                                                         ------------------------------------
                                                             1996        1995         1994
                                                         ----------- ----------  -----------
                                                                (DOLLARS IN THOUSANDS)
Cash flow from operating activities:
 Net income ...........................................    $  2,586     $ 6,240     $  2,279
 Less: Undistributed income of the Bank ...............        (406)     (6,587)        (901)
 Other ................................................         242         156       (1,682)
                                                         ----------  ----------  -----------
 Net cash provided by (used in) in operating
activities ............................................       2,422        (191)        (304)
                                                         ----------  ----------  -----------
Cash from investing activities:
 Equity contributions to the Bank .....................     (16,000)         --     (10,447)
 Purchase of investment securities ....................        (155)         --         (10)
 Purchase of mortgage-backed securities ...............          --          --      (1,960)
 Proceeds from repayments of mortgage-backed
   securities .........................................         368         181          103
 Net decrease (increase) in tax certificates  .........         145         732         (379)
                                                         ----------  ----------  -----------
 Net cash provided by (used in) investing activities  .     (15,642)        913      (12,693)
                                                         ----------  ----------  -----------
Cash flow from financing activities:
 Public offering of Company's 9% Preferred Stock  .....          --          --       10,625
 Public offering of Company's Class A Common Stock  ...      22,867          --           --
 Net proceeds from issuance of common stock  ..........         331         222          298
 Dividends paid on preferred stock ....................      (2,086)     (2,010)      (1,871)
 Dividends paid on common stock .......................          --          --         (137)
                                                         ----------  ----------  -----------
 Net cash provided by (used in) financing activities  .      21,112      (1,788)       8,915
 Decrease (increase) in cash and cash equivalents  ....       7,892      (1,066)      (4,082)
 Cash and cash equivalents at beginning of year  ......          85       1,151        5,233
                                                         ----------  ----------  -----------
 Cash and cash equivalents at end of year .............    $  7,977     $    85     $  1,151
                                                         ==========  ==========  ===========

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(20) ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

   The information set forth below provides disclosure of the estimated fair value of the Company's financial instruments presented in accordance with the requirements of SFAS No. 107 (and as amended by SFAS No. 119) issued by the Financial Accounting Standards Board. Management has made estimates of fair value discount rates that it believes to be reasonable. However, because there is no market for many of these financial instruments, management has no basis to determine whether the fair value presented would be indicative of the value negotiated in an actual sale. The fair value estimates do not consider the tax effect that would be associated with the disposition of the assets or liabilities at their fair value estimates.

   Fair values are estimated for loan portfolios with similar financial characteristics. Loans are segregated by category, such as commercial, commercial real estate, residential mortgage, second mortgages, and other installment. Each loan category is further segmented into fixed and adjustable rate interest terms and by performing and non-performing status. The fair value of loans, except residential mortgage and adjustable rate loans, is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan. The estimate of average maturity is based on historical experience with prepayments for each loan classification, modified, as required, by an estimate of the effect of current economic and lending conditions.

   For residential mortgage loans, fair value is estimated by discounting contractual cash flows adjusted for national historical prepayment estimates using discount rates based on secondary market sources adjusted to reflect differences in servicing and credit costs.

   For adjustable-rate loans, the fair value is estimated at book value after adjusting for credit risk inherent in the loan. The Company's interest rate risk is considered insignificant since the majority of the Company's adjustable rate loans are based on the average cost of funds for the Eleventh District of the Federal Home Loan Bank System ("COFI") or one-year Constant Maturity Treasuries ("CMT") rates and adjust monthly or at intervals generally over a period not exceeding one year.

   The fair value of the tax certificates is estimated at book value as these investments historically have had relatively short lives and their yields approximate market rates. The fair value of mortgage-backed securities and investment securities is estimated based on bid prices available from securities dealers.

   Under SFAS No. 107, the fair value of deposits with no stated maturity, such as non-interest-bearing demand deposits, savings and NOW accounts, and money market accounts, is equal to the amount payable on demand. The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is estimated using the Company's current rates for deposits of similar maturities adjusted for insurance costs.

   The fair value of subordinated notes is estimated by discounting contractual cash flows using estimated market rates. The contract amounts and related fees of the Company's commitments to extend credit approximate the fair value of these commitments.

              BANKUNITED FINANCIAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                              SEPTEMBER 30, 1996

(20) ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENT--(CONTINUED)

   The following table presents information for the Company's financial instruments at September 30, 1996 and 1995:



                                              AS OF SEPTEMBER 30, 1996
                                          -------------------------------
                                           CARRYING VALUE     FAIR VALUE
                                          ---------------- -------------
                                               (DOLLARS IN THOUSANDS)
Financial assets:
  Cash and overnight investments  ......      $ 34,136         $ 34,136
  Tax certificates and other
investments ............................        46,784           46,784
  Mortgage-backed securities ...........        70,165           69,741
  Loans receivable .....................       646,385          646,507
  Other interest-earning assets  .......        12,225           12,225
Financial liabilities:
  Deposits .............................      $506,106         $506,025
  Advances from the FHLB ...............       237,000          237,218
  Subordinated notes ...................           775              859


                                              AS OF SEPTEMBER 30, 1995
                                           ------------------------------
                                            CARRYING VALUE    FAIR VALUE
                                           --------------- -------------
                                               (DOLLARS IN THOUSANDS)
Financial assets:
  Cash and overnight investments  .......      $ 34,730        $ 34,730
  Tax certificates and other investments         44,230          44,230
  Mortgage-backed securities ............        52,998          52,734
  Loans receivable ......................       453,350         458,681
  Other interest-earning assets  ........        12,325          12,325
Financial liabilities:
  Deposits ..............................      $310,074        $311,424
  Advances from the FHLB ................       241,000         240,675
  Subordinated notes ....................           775             899

         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


   The following Unaudited Pro Forma Condensed Combined Statement of Financial Condition as of September 30, 1996, and the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended September 30, 1996 give effect to the Merger accounted for as a purchase of Suncoast by the Company. Under the purchase method of accounting, all assets and liabilities of Suncoast at September 30, 1996 have been adjusted to their current estimated fair values and combined with the asset and liability book values of the Company. The Unaudited Pro Forma Condensed Combined Statement of Financial Condition assumes the Merger was effective on September 30, 1996. The Unaudited Pro Forma Condensed Combined Statement of Operations give effect to the Merger as if the Merger had occurred at the beginning of the period presented.

   The pro forma information is based on the historical consolidated financial statements of the Company and of Suncoast, as adjusted, as set forth in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements. Suncoast's fiscal year-end is June 30, and thus Suncoast's financial statements have been adjusted to reflect an unaudited fiscal year ending September 30, 1996. The Unaudited Pro Forma Condensed Combined Financial Statements do not give effect to any anticipated cost savings or potential revenue enhancements in connection with the Merger.

   The information shown below should be read in conjunction with the consolidated historical financial statements of the Company and of Suncoast, including the respective notes thereto, which are included or incorporated by reference in this Annual Report on Form 10-K. The pro forma data is presented for comparative purposes only and is not necessarily indicative of the combined financial position or results of operations in the future or of the combined financial position or results of operations which would have been realized had the Merger been consummated during the periods or as of the dates for which the pro forma data is presented.

   Pro forma per share amounts for the Company giving effect to the Merger are based on the exchange ratio of one share of the Company Class A Common Stock for each share of the Suncoast common stock and the issuance of New Company Preferred Stock having substantially similar terms as the Suncoast preferred stock.

                    UNAUDITED PRO FORMA CONDENSED COMBINED
                       STATEMENT OF FINANCIAL CONDITION
                              SEPTEMBER 30, 1996

                                                                                                   COMBINED
                                                      BANKUNITED     SUNCOAST     ADJUSTMENTS      PRO FORMA
                                                    ------------- -----------  -------------- -------------
                                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                      ASSETS
Cash and due from banks ..........................     $  5,483      $  4,588     $        --    $   10,071
FHLB overnight deposits and federal funds sold  ..       28,653         1,430              --        30,083
Repurchase Agreements ............................           --        15,000              --        15,000
Tax certificates, net ............................       40,088            --              --        40,088
Investments, available for sale, at market  ......        6,696            --              --         6,696
Mortgage-backed securities, held to maturity  ....       14,698            --              --        14,698
Mortgage-backed securities, available for sale,
  at market ......................................       55,467        18,196              --        73,663
Loans receivable, net ............................      646,385       330,781            (930)(1)   976,236
Mortgage loans held for sale .....................           --         4,208              --         4,208
Other interest earning assets ....................       12,225         3,075              --        15,300
Loan servicing assets ............................           --        11,454          (1,822)(1)     9,632
Office properties and equipment, net .............        2,608         6,787             700 (1)    10,095
Real estate owned, net ...........................          632           245              --           877
Accrued interest receivable ......................        7,023         3,065              --        10,088
Cost over fair value of net assets acquired and
  other intangible assets ........................        2,457            --           7,200 (1)     9,657
Prepaid expenses and other assets ................        1,945        10,574              --        12,519
                                                    -----------    ----------    ------------    ----------
  Total assets ...................................     $824,360      $409,403     $     5,148    $1,238,911
                                                    ===========    ==========    ============    ==========
       LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
 Deposits ........................................     $506,106      $298,461     $        --    $  804,567
 Advances from FHLB and other borrowings  ........      237,000        73,310              --       310,310
 Subordinated notes ..............................          775            --              --           775
 Advance payments by borrowers for taxes
   and insurance .................................        4,292         4,063              --         8,355
 Accrued expenses and other liabilities  .........        7,076         8,899           3,200 (3)    17,980
                                                                                       (1,195)(6)
                                                    -----------   -----------  --------------    ----------
  Total liabilities ..............................     $755,249      $384,733     $     2,005    $1,141,987
                                                    -----------   -----------  --------------    ----------
Stockholders' Equity:
 Preferred stock .................................     $     27      $  4,600     $    (4,591)(2)$       36
 Class A Common Stock ............................           54         2,418          (2,396)(2)        76
 Class B Common Stock ............................            3            --              --             3
 Additional paid-in capital ......................       62,055        17,657          10,125 (2)    89,837
 Retained earnings ...............................        7,279           301            (301)(2)     7,279
 Net unrealized gains on securities
   available for sale ............................         (307)         (306)            306          (307)
                                                    -----------   -----------     -----------    ----------
  Total stockholders' equity .....................       69,111        24,670           3,143        96,924
                                                    -----------   -----------     -----------    ----------
  Total liabilities and stockholders' equity  ....     $824,360      $409,403     $     5,148    $1,238,911
                                                    ===========   ===========     ============   ==========
Book value per common share ......................     $   7.85                                   $    7.44
Tangible book value per common share .............     $   7.42                                   $    6.22
Fully converted tangible book value per share  ...     $   7.13                                   $    6.64

                    UNAUDITED PRO FORMA CONDENSED COMBINED
                           STATEMENT OF OPERATIONS
                        YEAR ENDED SEPTEMBER 30, 1996


                                                                                                                COMBINED
                                                                  BANKUNITED     SUNCOAST    ADJUSTMENTS(1)    PRO FORMA
                                                                ------------- -----------  --------------- --------------
                                                                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATIONS DATA:
Interest income ..............................................    $   52,132     $28,501        $   1,119 (1)  $  81,752
Interest expense .............................................        34,622      17,781               20 (1)     52,423
                                                                ------------  ----------   --------------      ---------
Net interest income before provision for loan losses  ........        17,510      10,720            1,099         29,329
Provision for loan losses ....................................          (120)        165               --             45
                                                                ------------  ----------   --------------      ---------
Net interest income after provision for loan losses  .........        17,630      10,555            1,099         29,284
                                                                ------------  ----------   --------------      ---------
Non-interest income:
 Loan servicing income, net ..................................            --      4,109               364 (1)      4,473
 Gain on sale of assets ......................................            --      2,870                --          2,870
 Other .......................................................           649       1,201               --          1,850
                                                                ------------  ----------   --------------      ---------
  Total non-interest income ..................................           649       8,180              364          9,193
                                                                ------------  ----------   --------------      ---------
Non-interest expense:
 Employee compensation and benefits ..........................         4,275       7,328             (300)(4)     11,303
 Occupancy and equipment .....................................         1,801       2,874               35 (1)      4,710
 SAIF special assessment .....................................         2,614       2,317               --          4,931
 Other operating expenses ....................................         5,346       5,215              280 (1)     10,941
                                                                                                      100 (4)
                                                                ------------  ----------   --------------      ---------
  Total non-interest expenses ................................        14,036      17,734              115         31,885
                                                                ------------  ----------   --------------      ---------
Income before income taxes and preferred stock dividends  ....         4,243       1,001            1,348          6,592
Provision for income taxes ...................................         1,657         371              626 (6)      2,654
                                                                ------------  ----------   --------------      ---------
Net income before preferred stock dividends ..................         2,586         630              722          3,938
Preferred stock dividends ....................................         2,145       1,104               --          3,249
                                                                ------------  ----------   --------------      ---------
Net income after preferred stock dividends ...................    $      441     $  (474)       $     722      $     689
                                                                ============  ==========   ==============      =========
PER COMMON SHARE DATA:
Primary earnings per common share and common
  equivalent share ...........................................    $      .10                                   $     .10
Earnings per common share assuming full dilution  ............           .10                                         .10
Weighted average number of common shares and common
  equivalent shares assumed outstanding during the period:
    Primary ..................................................     4,558,521                                   6,695,848
  Fully diluted ..............................................     4,558,521                                   6,695,848
OPERATIONS DATA (EXCLUDING SAIF SPECIAL ASSESSMENT):
  SAIF special assessment, net of tax ........................    $   1,621      $1,437               --      $   3,058
                                                                ============  ==========   ==============      =========
Net income before preferred stock dividends and excluding
  SAIF special assessment ....................................    $    4,207     $ 2,067        $     722     $    6,996
                                                                ============  ==========   ==============      =========
Net income after preferred stock dividends and excluding SAIF
  special assessment .........................................    $    2,062     $   963        $     722     $    3,747
                                                                ============  ==========   ==============      =========
PER COMMON SHARE DATA (EXCLUDING SAIF SPECIAL ASSESSMENT):  ..
  Primary earnings per common share and common
   equivalent share  .........................................    $      .45                                  $      .56
Earnings per common share assuming full dilution  ............           .45                                         .50
Weighted average number of common shares and common
  equivalent shares assumed outstanding during the period:
    Primary ..................................................     4,558,521                                   6,695,848
  Fully diluted ..............................................     4,558,521                                   7,498,847

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
                    NOTES TO UNAUDITED PRO FORMA CONDENSED
                        COMBINED FINANCIAL STATEMENTS

(1) Adjustments to fair value for Suncoast's assets and liabilities are as follows (dollars in thousands):


                                                           AMORTIZATION             ANNUAL IMPACT ON
                                       ADJUSTMENTS       PERIOD AND METHOD      STATEMENT OF OPERATIONS
                                     -------------- ------------------------  ------------------------
Commercial loans ..................      $(2,000)    18 months/straight line             $1,333
Residential loans .................        1,070     5 years/straight line                 (214)
                                     --------------                            ------------------------
  Total loans .....................         (930)                                         1,119
Deposits premium ..................          200     10 years/straight line                 (20)
Loan servicing assets .............       (1,822)    5 years/straight line                  364
Land and buildings ................          700     20 years/straight line                 (35)
Cost over fair value of net assets
  acquired (goodwill) .............        7,000     25 years/straight line                (280)


(2) The purchase price of $27,590,000 represents the issuance of 2,199,930 shares of BankUnited Class A Common stock at a price of $7.00 per share (the closing bid price on the day of the Merger Agreement) and the issuance of 920,000 shares of New BankUnited Preferred stock having an estimated value of $13.25 per share. Also, $223,000, representing the fair value of Suncoast's outstanding stock options and warrants which will be exchanged for BankUnited stock options and warrants having similar terms and conditions, was credited to paid-in capital.

    The following summarizes the entries to Stockholders' Equity (dollars in thousands):


                                                                                 ENTRY TO
                                           ENTRIES TO          ENTRIES TO      RECORD STOCK
                                      ELIMINATE SUNCOAST'S    RECORD STOCK      OPTIONS AND
                                             EQUITY           TO BE ISSUED       WARRANTS         TOTAL
                                     --------------------- ---------------  --------------- -----------
Preferred Stock ...................         $ (4,600)           $     9            $ --         $(4,591)
Class A Common Stock ..............           (2,418)                22              --          (2,396)
Class B Common Stock ..............               --                 --              --              --
Additional Paid-in Capital ........          (17,657)            27,559             223           10,125
Retained Earnings .................             (301)                --              --             (301)
Net unrealized gains on securities
  available for sale ..............              306                 --              --              306
                                     ---------------        -----------       ---------        ---------
  Total Stockholders' Equity  .....         $(24,670)           $27,590            $223          $ 3,143
                                     ===============        ===========       =========        =========

(3) The total purchase price includes $3.2 million of accrued liabilities as follows:

    /bullet/ $1.35 million in severance costs.

    /bullet/ $1.85 million for direct acquisition costs such as legal, accounting, investment banking and other professional fees and expenses.

(4) The pro forma statements of operations include an annual reduction in salary expense of $300,000 and an annual increase in professional fees of $100,000 representing the change in status and compensation of Mr. Finch in accordance with the terms of his change-of-control agreement.

(5) The pro forma adjustments do not include the effect of any potential expense reductions, revenue enhancements or restructuring charges.

(6) The statutory income tax rate is assumed to be 38%. Amortization of the cost over fair value of net assets acquired (goodwill) is not deductible for tax purposes.


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